SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event

Reported):  November 14, 2005

Greenwich Capital Acceptance, Inc.
HarborView Mortgage Loan Trust 2005-14

GREENWICH CAPITAL ACCEPTANCE, INC.
(Exact name of registrant as specified in its charter)
Delaware	333-127352	06-1199884
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

600 Steamboat Road Greenwich, CT
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code (203) 625-2700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(d) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events.

This Current Report on Form 8-K is being filed to file a copy of: (I) the Pooling and Servicing Agreement dated as of October 1, 2005, among Greenwich Capital Acceptance, Inc., as depositor, Greenwich Capital Financial Products, Inc., as seller and Deutche Bank, National Trust Company as trustee (the “Pooling and Servicing Agreement”), in connection with the issuance by HarborView Mortgage Loan Trust 2005-14 of Mortgage Pass-Through Certificates, Series 2005-14, (II) the Downey Released Reconstituted Servicing Agreement dated as of October 1, 2005, by and between Greenwich Capital Financial Products, Inc. and Downey Savings and Loan Association, F.A., as servicer, (the “Downey Released Reconstitued Serving Agreement”), and acknowledged by Wells Fargo Bank, N.A., as master servicer and Deutsche Bank National Trust Company, as trustee, (III) the Downey Reconstituted Servicing Agreement dated as of October 1, 2005, by and between Greenwich Capital Financial Products, Inc. and Downey Savings and Loan Association, F.A., as servicer, (the “Downey Retained Reconstituted Servicing Agreement”),  and acknowledged by Wells Fargo Bank, N.A., as master servicer  and Deutsche Bank National Trust Company, as trustee, (IV) the Countrywide Reconstituted Servicing Agreeement dated as of October 1, 2005, by and among Greenwich Capital Financial Products, Inc. Countrywide Home Loans, Inc. and Countrywide Home Loans Servicing LP, as servicer, (the “Countrywide Reconstituted Servicing Agreement”), and acknowledged by Wells Fargo Bank, N.A., as master servicer  and Deutsche Bank National Trust Company, as trustee, and (V) the Mortgage Loan Purchase Agreement dated as of October 1, 2005, made and entered into between Greenwich Capital Financial Products, Inc. and Greenwich Capital Acceptance, Inc., (the “Mortgage Loan Purchase Agreement”).

Item 9.01.

Financial Statements and Exhibits.

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable

(d)

Exhibits:

4.1

Pooling and Servicing Agreement

10.1

Downey Released Reconstituted Servicing Agreeement

10.2

Downey Retained Reconstituted Servicing Agreement

10.3

Countrywide Reconstituted Servicing Agreement

10.4

Mortgage Loan Purchase Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREENWICH CAPITAL ACCEPTANCE, INC.,

By:  /s/ Shakti Radhakishun
Name: Shakti Radhakishun
Title:   Senior Vice President

Dated:  November 14, 2005

EXHIBIT 4.1

EXHIBIT 10.1

EXHIBIT 10.2

EXHIBIT 10.3

EXHIBIT 10.4